UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2017

The New York Times Company

(Exact name of registrant as specified in its charter)

New York	1-5837	13-1102020
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

620 Eighth Avenue, New York, New York		10018
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 556-1234

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)(d) On December 14, 2017, The New York Times Company (the “Company”) announced that Arthur Sulzberger, Jr., Chairman of the Company and Publisher of The New York Times, will retire as an executive officer effective December 31, 2017. Mr. Sulzberger, Jr. will continue to serve on the Board of Directors (the “Board”) as Non-Executive Chairman. In addition, Michael Golden, a member of the Board, will retire from the Board effective December 31, 2017.

The Board has appointed Arthur G. Sulzberger as Publisher of The New York Times to succeed Mr. Sulzberger, Jr., and has elected him to the Board to fill the vacancy created by Mr. Golden’s retirement, in each case, effective January 1, 2018.

The Company’s Press Release issued December 14, 2017, describing these changes, is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 14, 2017, the Board approved an amendment to the Company’s By-laws, effective January 1, 2018. The amendment provides that the Chairman of the Board may be either an Executive Chairman or a Non-Executive Chairman, as determined by the Board. The Company’s amended By-laws are attached hereto as Exhibit 3.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

Exhibit 3.1	The New York Times Company By-Laws, amended December 14, 2017, and effective January 1, 2018

Exhibit 99.1	The New York Times Company Press Release, dated December 14, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE NEW YORK TIMES COMPANY

Date: December 14, 2017	By:	/s/ Diane Brayton
Diane Brayton
Executive Vice President,
General Counsel and Secretary